  Exhibt 99.1

TIB FINANCIAL CORP. ANNOUNCES RECORD DATE OF JULY 12, 2010 FOR RIGHTS OFFERING

Naples, FL (July 6, 2010) – TIB FINANCIAL CORP. (NASDAQ: TIBB), parent company of TIB Bank and Naples Capital Advisors, Inc., leading financial services providers servicing the greater Naples, Bonita Springs and Fort Myers area, South Miami-Dade County, the Florida Keys and Sarasota County, today announced that the record date for the rights offering announced on June 29, 2010 in connection with the investment agreement with North American Financial Holdings, Inc. (“NAFH”) will be July 12, 2010. The agreement with NAFH provides that as promptly as practicable following the closing of NAFH’s share purchase, and subject to compliance with all applicable law, the Company will distribute to each holder of record of Common Stock the right to purchase 10 shares of Common Stock at a purchase price of $0.15 per share as of the close of business on July 12, 2010.  Each shareholder of record will receive 10 rights for each share of Common Stock held by such shareholder on the record date, provided that (i) the maximum number of shares of Common Stock with respect to which such rights, in the aggregate, may be exercised is 149,000,000 shares and (ii) no shareholder will be permitted to exercise any rights to the extent that immediately following such exercise, such shareholder (alone or acting in concert with any other holder of Common Stock) would own, control or have the power to vote in excess of 4.9% of the outstanding shares of Common Stock (assuming the conversion in full of the NAFH preferred stock).  The rights offering will not contain any oversubscription round or a backstop by any shareholder, including NAFH.  Completion of the rights offering will be conditioned upon the consummation of the NAFH investment and the approval by the Company’s shareholders of the increase in the Company’s authorized shares of Common Stock as contemplated by the NAFH agreement.

About NAFH

North American Financial Holdings, Inc. is a national bank holding company headquartered in Charlotte, North Carolina and Jacksonville, Florida.  NAFH was incorporated in the state of Delaware in 2009 and has raised approximately $900 million of equity capital, which it intends to invest in undercapitalized banks with the goal of establishing a strongly capitalized, high performance regional bank.

About TIB Financial Corp.
Headquartered in Naples, Florida, TIB Financial Corp. is a financial services company with approximately $1.7 billion in total assets and 28 full-service banking offices throughout the Florida Keys, Homestead, Naples, Bonita Springs, Fort Myers, Cape Coral and Venice. TIB Financial Corp. is also the parent company of Naples Capital Advisors, Inc., a registered investment advisor with approximately $164 million of assets under advisement.
TIB Financial Corp., through its wholly owned subsidiaries, TIB Bank and Naples Capital Advisors, Inc., serves the personal and commercial banking and investment management needs of local residents and businesses in its market areas. The companies' experienced professionals are local community leaders, who focus on a relationship-based approach built around anticipating specific customer needs, providing sound advice and making timely decisions. To learn more about TIB Bank and Naples Capital Advisors, Inc., visit www.tibbank.com and www.naplescapitaladvisors.com, respectively. Copies of recent news releases, SEC filings, price quotes, stock charts and other valuable information may be found on TIB's investor relations site at www.tibfinancialcorp.com.

CONTACTS:

TIB Financial Corp.
Thomas J. Longe, Chief Executive Officer and President (239) 659-5857
Stephen J. Gilhooly, Executive Vice President and Chief Financial Officer (239) 659-5876

Cautionary Statement

The issuance of the securities in the transactions described in this release have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve certain risks and uncertainties, including statements regarding the Company's strategic direction, prospects and future results, anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing.  Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements. Certain factors, including those outside the Company's control, may cause actual results to differ materially from those in the "forward-looking" statements, including economic and other conditions in the markets in which the Company operates; inability to complete the investment announced today; management's ability to effectively execute the Company's business plan; regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be, subject; changes in capital classification; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in the financial performance and/or condition of the Bank's borrowers; inflation, interest rate, cost of funds, securities market and monetary fluctuations; changes in laws and regulations; competition; seasonality; and the other risks discussed in the Company’s filings with the Securities and Exchange Commission, which discussions are incorporated in this press release by reference.

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